[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.35.4

FOURTH AMENDMENT TO LEASE

(Towne Centre Plaza)

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of the 10th day of June, 2014, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and LOANDEPOT.COM, LLC, a Delaware limited liability company (“Tenant”), formerly known as loanDepot.com Lending, LLC.

RECITALS

A. Landlord and Tenant entered into that certain Standard Office Lease dated as of March 10, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of September 7, 2012 (the “First Amendment”), that certain Second Amendment to Lease dated as of January 24, 2013 (the “Second Amendment”), and that certain Third Amendment to Lease dated as of March 27, 2014 (the “Third Amendment”), whereby Tenant leases certain office space located in those certain buildings located and addressed at each of 26642 (“the “26642 Building”) and 26672 (the “26672 Building”) Towne Centre Drive, Foothill Ranch, California 92610, which 26642 Building and 26672 Building are part of that three-building development known as Towne Centre Plaza (the “Development”), which Development also contains that certain building located and addressed at 26632 Towne Centre Drive, Foothill Ranch, California 92610 (the “26632 Building”). The Original Lease, as amended by each of the First Amendment, Second Amendment, and Third Amendment, shall herein be referred to, collectively, as the “Lease”.

B. By this Fourth Amendment, Landlord and Tenant desire that Tenant lease space within the 26632 Building, and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms shall have the meanings given such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Existing Premises. Landlord and Tenant hereby acknowledge that Tenant currently leases from Landlord that certain office space in the Development consisting of a total of 121,402 rentable square feet (the “Existing Premises”), which Existing Premises are comprised of (i) 67,694 rentable square feet comprising the entirety of the 26642 Building (the “26642 Building Premises”), and (ii) a total of 53,708 rentable square feet in the 26672 Building (the “26672 Building Premises”) consisting of (A) 6,515 rentable square feet known as Suite 100, (B) 9,200 rentable square feet known as Suite 125, (C) 5,317 rentable square feet known as Suite 150, (D) 23,464 rentable square feet consisting of the entire second (2nd) floor, (E) 5,903 rentable square feet known as Suites 300 and 305, and (F) 3,309 rentable square feet known as Suite 310.

2. Expansion Space. That certain space located on the second (2nd) floor of the 26632 Building currently known as Suite 200, as outlined on the floor plan attached hereto as EXHIBIT A, shall be referred to herein, collectively, as the “Expansion Space.” Landlord and Tenant hereby stipulate that the Expansion Space contains a total of 6,318 rentable square feet and such square footage is not subject to adjustment or re-measurement by Landlord or Tenant, even if the actual rentable square footage of the Expansion Space is more or less than 6,318 rentable square feet. Tenant shall lease the Expansion Space and commence to pay charges for the Expansion Space pursuant to the Lease, as hereby amended, effective as of the later of (i) July 1, 2014, or (ii) the completion of the Improvements (as that term is defined in Section 6 below) (“Expansion Commencement Date”); provided, however, that Landlord shall provide Tenant with access to the Expansion Space upon full execution and delivery of this Fourth Amendment by Landlord and Tenant for the purposes of installing Tenant’s furniture, fixtures, and equipment and Tenant’s telephone, network, and data cabling, and Tenant shall have no obligation to pay Basic Rental with respect to the Expansion Space during the period of such

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

access.; provided, however, that (i) Tenant’s access shall not interfere with Landlord’s completion of the Improvements, (ii) Tenant shall provide a certificate of insurance in accordance with Article 14 of the Original Lease for the Expansion Space prior to such entry, and (iii) the terms and conditions of Section 13(a) of the Original Lease shall apply to such access by Tenant. The addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Development to a total of 127,720 rentable square feet. Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space.

3. Expansion Space Term. The Term for Tenant’s lease of the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Commencement Date and shall expire co-terminous with Tenant’s lease of the Existing Premises on July 31, 2016 (the “Expiration Date”).

4. Basic Rental. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant shall pay, in accordance with the applicable provisions of the Lease and this Section 4, monthly installments of Monthly Basic Rental for the Expansion Space as follows:

Lease Period	Monthly Basic Rental		Monthly Basic Rental per Rentable Square Foot
Expansion Commencement Date - June 30, 2015	$	[***]	$	[***]
July 1, 2015 - July 31, 2016	$	[***]	$	[***]

5. Tenant’s Proportionate Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, (i) Tenant’s Proportionate Share for the Expansion Space shall be 3.08% after the Expansion Commencement Date; and (ii) the Base Year for the Expansion Space shall be the calendar year 2014.

6. Improvements to the Expansion Space. Promptly after full execution and delivery of this Fourth Amendment, Landlord shall, at Landlord’s sole cost and expense and using readily-available Building-standard materials (collectively, the “Improvements”), (i) repaint currently painted walls throughout the Expansion Space; and (ii) steam clean currently carpeted floors throughout the Expansion Space. Landlord and Tenant hereby acknowledge that the Improvements shall be completed by Landlord prior to the Expansion Commencement Date. Except as specifically set forth in this Section 6, Tenant hereby agrees to accept the Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any other work or services related to the improvement of the Expansion Space. Landlord shall cause the following elements of the Project serving the Expansion Space to be in good working order, condition and repair as of the date of delivery of the Expansion Space to Tenant: (i) the heating, ventilating and air conditioning systems servicing the Expansion Space, (ii) the electrical system servicing the Expansion Space, (iii) the fire/life safety system within the Expansion Space, and (iv) the plumbing system servicing the Expansion Space. If any such items are not in good working order, condition and repair as of such date, then as Tenant’s sole remedy, upon notice from Tenant, Landlord shall, at Landlord’s sole cost and expense, cause such items to be in good working order, condition and repair; provided, however, that, unless and to the extent such items are not in good working order, condition and repair as a result of latent defects not reasonably discoverable by an inspection of the Project or Expansion Space, if Tenant fails to so notify Landlord in writing that any such items are not in good working order, condition and repair by July 15, 2014 , Landlord shall be deemed to have satisfied its obligations with respect to this paragraph. Furthermore, Landlord shall (a) as an Operating Cost to the extent permitted by Article 3 of the Original Lease (and otherwise at Landlord’s sole cost and expense), cause the Project to comply with any applicable requirements of the ADA (provided that this obligation shall not apply to the Expansion Space nor to any requirements attributable to Tenant’s use of the Expansion Space or Tenant’s specific improvements within the Expansion Space), and (b) at Landlord’s sole cost and expense, cause the Expansion Space, as of the date of delivery of possession thereof, to comply with any applicable Laws regarding mold, mildew, fungus or other dangerous organisms. Except as set forth in this Section 6, Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Expansion Space.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

7. Security Deposit. Tenant has previously deposited with Landlord $[***] as a Security Deposit under the Lease. Concurrently with Tenant’s execution of this Fourth Amendment, Tenant shall deposit with Landlord an additional $[***], for a total Security Deposit under the Lease, as amended herein, of $[***]. Landlord shall continue to hold the Security Deposit, as increased herein, in accordance with the terms and conditions of Section 4 of the Original Lease.

8. Termination Option. Provided Tenant satisfies each of the conditions set forth in this Section 8, Tenant shall have the ongoing option (“Termination Option”) to terminate the Lease with regard to the Expansion Space effective at any time after July 31, 2015 (the “Termination Date”). In order to exercise the Termination Option, Tenant must satisfy each and every one of the following conditions: (a) Tenant must give Landlord written notice (“Termination Notice”) of its intention to terminate the Lease for the Expansion Space, which Termination Notice must be delivered to Landlord at least one hundred twenty (120) days prior to the Termination Date, (b) at the time of the Termination Notice Tenant shall not be in default under the Lease after expiration of applicable cure periods, and (c) within seven (7) business days following Tenant’s receipt of notice containing the calculation of the “Termination Fee” (as defined herein) from Landlord, Tenant shall pay to Landlord a termination fee (“Termination Fee”) equal to the sum of (i) the unamortized balance, as of the Termination Date, of (A) the cost of the Improvements in connection with this Fourth Amendment, and (B) the brokerage commissions paid by Landlord in connection with this Fourth Amendment. Amortization shall be calculated on a twenty-five (25) month amortization schedule commencing as of the Expansion Commencement Date based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of [***] percent ([***]%) per annum.

9. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Space Term, Tenant shall rent from Landlord, [***] unreserved parking passes for use in the 26632 Building’s parking facility, free of charge throughout the Expansion Space Term. Tenant’s rental and use of such additional parking passes shall be in accordance with, and subject to, all provisions of Section 23 of the Original Lease.

10. Brokers. Each party represents and warrants to the other that no broker, agent or finder, other than Don Nourse of Lee & Associates on behalf of Landlord and John Gillespie doing business as Newport Commercial Realty Advisors (collectively, the “Brokers”), negotiated or was instrumental in negotiating or consummating this Fourth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity, other than the Brokers, who claims or alleges that they were retained or engaged by or at the request of such party in connection with this Fourth Amendment.

11. Acceptable & Unacceptable Forms of Payment. Notwithstanding any contrary provision of the Lease, any and all amounts due and payable by Tenant to Landlord shall be in the form of (i) business checks, (ii) wire transfers, (iii) electronic funds transfers, or (iv) Automated Clearing House payments. Any other forms of payment are not acceptable to Landlord, including, without limitation, (i) cash or currency, (ii) cashier’s checks and money orders, (iii) travelers checks, (iv) payments from non-bank financial institutions (including credit unions), (v) multiple payments for one scheduled payment, and (vi) third party checks.

12. California Certified Access Specialist Inspection. Landlord hereby informs Tenant that the Development has not undergone inspection by a Certified Access Specialist (as defined in the California Code of Regulations).

13. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Fourth Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that, to Tenant’s actual knowledge without any duty to undertake or perform any independent inquiry or investigation, there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant. The foregoing representations and warranties shall not limit, affect, or abridge Tenant’s rights under Section 3(e) of the Original Lease.

14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THE LEASE (AS AMENDED BY THIS FOURTH AMENDMENT), FOR DAMAGES FOR ANY BREACH UNDER THE LEASE (AS AMENDED BY THIS FOURTH AMENDMENT), OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THE LEASE (AS AMENDED BY THIS FOURTH AMENDMENT).

15. No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall apply during the Expansion Space Term and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Fourth Amendment.

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

“LANDLORD”	ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership

	By:	ARDEN REALTY, INC., a Maryland corporation Its: Sole General Partner

	By:	/s/ Scott E. Lyle 6-20-14
Its: Scott E. Lyle
Chief Operating Officer

“TENANT”	LOANDEPOT.COM, LLC, a Delaware limited liability company

	By:	/s/ David Norris
	Print Name: Title:	David Norris COO

	By:	/s/ Tomo Yebisu
	Print Name:	Tomo Yebisu
	Title:	President

EXHIBIT A

OUTLINE OF EXPANSION SPACE

EXHIBIT A